Exhibit 3 (a)

           AMENDMENTS TO REGISTRANT'S BY-LAWS ADOPTED BY REGISTRANT'S
                       BOARD OF DIRECTORS ON MARCH 10, 1998


     RESOLVED that Article II, SECTION 2 OF THE BY-LAWS OF THE CORPORATION, AS AMENDED, IS HEREBY FURTHER AMENDED, EFFECTIVE APRIL 1, 1998, BY CHANGING THE WORD "TWELVE" APPEARING THEREIN TO "ELEVEN;" AND

     RESOLVED THAT ARTICLE I, SECTION 7 OF THE BY-LAWS OF THE CORPORATION, AS AMENDED, IS HEREBY FURTHER AMENDED, EFFECTIVE APRIL 1, 1998, BY CHANGING THE WORD "FIFTY" APPEARING THEREIN TO "SIXTY."